EXHIBIT 10.12

				INTERCREDITOR AGREEMENT
			   FOR PARI PASSU INDEBTEDNESS OF
				    SURGILIGHT, INC.

	INTERCREDITOR AGREEMENT, dated April 20, 2007, among Surgilight, Inc., a Florida corporation (the "Company"), GEM Surgilight Investors LLC ("GEM") Colette Cozean ("Cozean") and Stuart Michelson ("Michelson"), where GEM, Cozean and Michelson are holders of indebtedness ("the Indebtedness") secured or to be secured by a lien with respect to all or any portion of the Collateral (as defined below) pursuant to the terms of this Intercreditor
Agreement.   The term "Collateral" as used herein means the following:
Intangible Assets, which include, but are not limited to, Patents, Assigned Patents, Patent Licenses, and Patents Pending, of the Company, in which
Cozean and Michelson have a lien or security interest, secured by UCC-1 financing statements filed on December 3, 2004, and which shall be subject to a lien or security interest in favor of GEM, in the priorities specified in this Intercreditor Agreement.

	WHEREAS, the Company has entered into Consulting Agreements with Cozean and a Repayment Agreement with Michelson (the "Cozean Agreement" and
"Michelson Agreement," respectively), each dated April 20, 2007, providing for the payment of various sums to Cozean and Michelson;

	WHEREAS, the Cozean and Michelson Agreements are secured by liens on the Collateral;

	WHEREAS, the Company wishes to enter into a Secured Line of Credit Loan Agreement (the "Loan Agreement") with GEM, under which GEM may lend to the Company in installments, from time to time, up to $2,500,000.00;

	WHEREAS, the Company proposes to provide GEM with a lien or security interest in the Collateral as partial security for Indebtedness of the Company under the Loan Agreement;

	WHEREAS, it has been agreed by Cozean and Michelson that the Company be permitted to obtain financing from GEM under the Loan Agreement to finance the costs of its operations and to pay the sums due under the Cozean and Michelson Agreements;

	WHEREAS, the Cozean and Michelson Agreements permit the Company to create or cause to be created additional liens and security interests in the Collateral in favor of GEM which will have equal priority with the liens of the Cozean and Michelson Agreements pursuant to an Intercreditor Agreement and Cozean and Michelson and the Company, upon fulfillment of certain conditions precedent, to execute and deliver an Intercreditor Agreement in substantially the form hereof to GEM;

	WHEREAS, the Company has entered into certain documents and agreements providing for the grant to GEM of liens and security interests in all of the property and assets constituting the Collateral in which Cozean and Michelson have a lien or security interest, (the property and assets constituting the Collateral in which each of the Cozean, Michelson, and GEM have obtained liens or security interests being referred to herein as the "Pari Passu Collateral");

	WHEREAS, the aggregate outstanding principal amount of the Cozean Agreement at the date hereof is $1,052,301.43;

	WHEREAS, the aggregate outstanding principal amount of the Michelson Agreement at the date hereof is $178,683;

	WHEREAS, the aggregate outstanding principal amount of the Indebtedness owed by the Company to GEM at the date hereof is $0, with such Indebtedness to be increased from time to time up to the total principal amount of $2,500,000.00;

	WHEREAS, the parties hereto desire to set forth their agreement as to the nature of priority of the liens and security interests held by Cozean and Michelson and GEM in the Pari Passu Collateral and certain other matters related thereto;

	NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained it is hereby agreed as follows:

	SECTION 1.   Definitions.   As used in this Agreement, the following
terms have the meanings hereinafter set forth:

	"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
section 101 et seq.

	"Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

	"Bankruptcy Proceeding" means any proceeding commenced under any Bankruptcy Law.

	"Pari Passu Parties" means, collectively, Cozean, Michelson and GEM.

	SECTION 2.   Lien Acknowledgement.   (a)  The Company and each of the
Pari Passu Parties hereby agrees that each lien or security interest of Cozean and Michelson in the property and assets constituting the Pari Passu Collateral, to the extent of the obligations secured by such lien or security interest, shall be equal in priority with (i) each lien or security interest of GEM in the property and assets constituting the Pari Passu Collateral, to the extent of the obligations secured by such liens or security interests.

	SECTION 3.   Lien Priority.   The priorities of  the liens or security
interests established, altered or specified herein are applicable irrespective of: (i) the time or order of attachment or perfection thereof;
(ii) the method of perfection; (iii) the time or order of filing or recording of financing statements or other instruments; or (iv) any amendments to the liens or security interest established, altered or specified herein, provided that such amendment does not alter the aggregate principal amount of the Indebtedness secured by such lien or security interest; and (v) the time or order of foreclosure, taking of possession or the exercise of any remedy; provided, however, that the priorities of any liens or security interests which are not established, altered or specified herein shall be unaffected and shall exist and continue in accordance with applicable law. The agreements herein are solely for the purpose of establishing the relative priorities of the interests of the Pari Passu Parties in the Pari Passu Collateral and shall not inure to the benefit of any other Person.

	SECTION 4.   Controlling Party.   The Pari Passu Party or Parties
holding a majority in principal amount of Indebtedness secured by the Pari Passu Collateral (the "Controlling Party") shall have the sole right, without the affirmative consent of any of the other Pari Passu Parties (the "Minority Party(ies)"), and on behalf of itself and each Pari Passu Party, to (i) take any action, or fail to take any action, to enforce or exercise any right or remedy with respect to the Pari Passu Collateral and to foreclose upon, collect, dispose of the Pari Passu Collateral or any portion thereof; and
(ii) exercise any right or remedy, or decline to exercise any right or remedy, with respect to the Pari Passu Collateral in any Bankruptcy Proceeding, including, without limitation, any right of election under Sections 1111(b) or 365(h) of the Bankruptcy Code, any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy Proceeding; provided that each Minority Party shall have the right to file its own proof(s) of claim in any Bankruptcy Proceeding.

	If the Controlling Party as defined above fails to take any action within 30 days after receipt of written notice from the Minority Party(ies), requesting it to take action to foreclose upon, collect, dispose of, or exercise any right or remedy with respect to the Pari Passu Collateral or any portion thereof, then a Minority Party or Parties shall be entitled to act as the Controlling Party, and upon commencing action to foreclose upon, collect, dispose of, or exercise any right or remedy with respect to the Pari Passu Collateral or any portion thereof, shall be deemed the Controlling Party and the other Pari Passu Parties shall be deemed the Minority Party(ies) for purposes of Section 5 below.

	SECTION 5.   Minority Party Agreements.   In accordance with paragraph
4 hereof, the Minority Party(ies) agree(s) (regardless of whether it agrees, disagrees or abstains with respect to any action or failure to act by the Controlling Party) that the Controlling Party shall have the authority to act or fail to act, as it deems necessary in its sole discretion, with respect to the rights and remedies of all of the Pari Passu Parties and that the Controlling Party shall have no liability for acting or failing to act (provided such action or failure to act does not conflict with the express terms of this Agreement). Each Pari Passu Party further acknowledges and agrees that, until the Indebtedness of all other Pari Passu Parties is no longer outstanding, the only right of such Pari Passu Party with respect to the Pari Passu Collateral is to be secured by the Pari Passu Collateral as and to the extent provided in its respective loan document or agreement and as provided herein and to receive a share of the proceeds of the Pari Passu Collateral, if any, to the extent provided under Section 6 hereof; provided, however, that, until the Indebtedness of all Pari Passu Parties is no longer outstanding, in no event shall any rights or benefits accorded any Pari Passu Party include any right to challenge, contest or dispute any action taken or not taken, by the Controlling Party, the Collateral Agent (as hereinafter defined) or any other Pari Passu Party in accordance with this Agreement. In addition, the Minority Party agrees that it (i) shall not attack nor challenge the validity, perfection or priority of the Controlling Party's lien with respect to the Pari Passu Collateral; (ii) will release all liens and security interests in all or any affected portion of the Pari Passu Collateral (to the extent of its respective interest therein) upon the sale of all or any portion of the Pari Passu Collateral pursuant to the exercise of any right or remedy with respect to the Pari Passu Collateral; and (iii) waives any right of election it may have under Sections 1111(b) or 365(h) of the Bankruptcy Code, or any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy Proceeding with respect to the Pari Passu Collateral.

	Notwithstanding the preceding paragraph, if all or any portion of the Pari Passu Collateral is to be sold in a public or private sale, the following conditions shall apply: (i) in event of a public sale of all or a portion of the Pari Passu Collateral, the Controlling Party shall give at least fourteen days notice to the Minority Party(ies), which may appear and participate on the same terms as the Controlling Party and the public; (ii) in the event of a private sale, the Controlling Party shall give the Minority Party(ies) at least fourteen days written notice ("Controlling Party Notice") of the terms of any proposed private sale to the Controlling Party or a third party for all or any portion of the Pari Passu Collateral. The Controlling Party Notice, if the offer concerns more than the Pari Passu Collateral, shall include the allocated portion of the price for the Pari Passu Collateral or portion thereof which it concerns. Within fourteen days after receipt of the Controlling Party Notice, any Minority Party may offer or submit a competing offer by a third party (referred to collectively hereinafter as "Minority Party Offer") to purchase the Pari Passu Collateral to be sold by tendering to the Controlling Party a Minority Party Offer in writing for payment of an amount exceeding the proposed sale price for the Pari Passu Collateral by at least 10%. If there is no Minority Party Offer, the Controlling Party may sell the Pari Passu Collateral on the terms proposed in the original Controlling Party Notice. If there is more than one Minority Party Offer to purchase the Pari Passu Collateral, the highest Minority Party Offer shall prevail between them, or, if more than one Minority Party offers the same amount, and there is no higher offer, the Property shall be deemed to be an offer to purchase jointly by the Minority Parties in undivided pari passu shares and the price divided between them equally. The Controlling Party shall issue a Controlling Party Notice advising the Minority Parties of acceptance of the Minority Party Offer or of any counteroffer at least 10% higher than the Minority Party offer made by the Controlling Party or a third party within 14 days after the receipt of the last timely Minority Party Offer, if any. In event of a higher offer notified by the Controlling Party, the Minority Parties shall again have fourteen days to submit a Minority Party Offer at least 10% higher, and the process shall continue at intervals of fourteen day notice periods until there is no higher counteroffer for the Pari Passu Collateral. Payment to be made by any Pari Passu Party for the Pari Passu Collateral or portion thereof to be sold in a private sale shall be made to the Collateral Agent (as defined In Section 6 below) within 28 days after the Controlling Party Notice advising the final acceptance of an offer to purchase the Pari Passu Collateral and the purchase price shall be held in escrow by the Collateral Agent until transfer of the Pari Passu Collateral to the prevailing bidder. Any Pari Passu Party shall be entitled to apply its Pari Passu portion of then outstanding Indebtedness (i.e., the amount it would receive in accordance with Section 6b, hereof) as a credit towards its purchase of the Pari Passu Collateral and the balance of the purchase price shall be paid in cash or cash equivalents.

	SECTION 6.   Allocation of Payments.   The Pari Passu Parties each
agree that (i) all money or funds collected with respect to the Pari Passu Collateral (including, without limitation, any net condemnation proceeds or other awards, insurance or other loss recoveries which are required or permitted under each of the documents and agreements governing the Pari Passu Collateral, and any property (real and personal) and any amounts in respect of any deficiency recoveries) in connection with the enforcement or exercise of any right or remedy with respect to the Pari Passu Collateral following the acceleration of the Indebtedness of the Company to any of the Pari Passu Parties, and (ii) all money or funds received by any Pari Passu Party in excess of regular periodic payments to the Pari Passu party under the terms of the obligation to the Pari Passu Party--other than the intial payments made to Cozean and Michelson pursuant to the terms of the Cozean Agreement and the Michelson Agreement--received as a result, directly or indirectly, of any new capital contributions or new financing in an amount exceeding $1,000,000 in net proceeds obtained by the Company from a person or entity other than a Pari Passu party, shall be directed to a collateral agent appointed by the mutual consent of the Pari Passu Parties and acting on behalf of all of the Pari Passu Parties (the "Collateral Agent"), which Collateral Agent shall be instructed by the Controlling Party to distribute such money, funds or other property in the following order of priority:

	a. 	First:    to the payment to each Pari Passu Party in respect of
all reasonable expense in connection with the collection or realization of such cash or funds or the administration of this Agreement in connection with the collection or realization of such cash or funds;

	b.	Second:   to each such Pari Passu Party a proportion of such
remaining money or funds as the total outstanding obligations secured by a lien or security interest on the Pari Passu Collateral held by such Pari Passu Party bears to the total amount of outstanding obligations secured by liens or security interests on the Pari Passu Collateral held by all Pari Passu Parties until all such secured obligations of such Pari Passu Party have been paid in full (disregarding any reduction of any such secured obligations arising or occurring because of a foreclosure sale or the exercise of any other right or remedy with respect to the Pari Passu collateral);

	c. 	Third:    to whosoever may be lawfully entitled to receive the
same as a court of competent jurisdiction may direct.

	SECTION 7.   Enforcing Rights.   Each Pari Passu Party agrees not to
take any action whatsoever to enforce any term or provision of its respective security document or this Agreement or to enforce any of its rights in respect of the Pari Passu Collateral, except through the Controlling Party in accordance with paragraphs 5 and 6 hereof; provided, however that this Agreement shall not prevent any Pari Passu Party from enforcing or exercising any right or remedy with respect to the Pari Passu Collateral granted to it by its respective documents and agreements to the extent that such enforcement or exercise of rights or remedies does not impair the security interest of the Controlling Party or any other Pari Passu Party in the Pari Passu Collateral; nor shall this Agreement grant any of the Pari Passu Parties any right or remedy under the documents or agreements of the other Pari Passu Parties.

	SECTION 8.   Distributions.   The Company, Cozean and Michelson and GEM
each agree that if any Pari Passu Party receives any money, funds or other property that is to be distributed to the Pari Passu Parties pursuant to
Section 6 above, such money, funds or other property shall discharge the Obligations of the Company to each Pari Passu Party only to the extent such money, funds or other property is distributed to each of them under this Agreement. In the event that any payment in respect of, or distribution of, the Pari Passu Collateral, of any kind or character, whether in cash, property or securities, shall be received by any Pari Passu Party before all Indebtedness secured by Pari Passu Collateral is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Pari Passu Parties in accordance with paragraph 6 above.

	SECTION 9.   Communications.   Each of the Pari Passu Parties agrees to
transmit to the Controlling Party a copy of any communication sent by such Pari Passu Party to the Company, or any other Person (contemporaneously with the transmittal of any such communication) with respect to any event of default, any acceleration of Indebtedness, or any notice of sale of any Pari Passu Collateral as a result of a default. Any failure by any Pari Passu
Party to furnish a notice pursuant to this paragraph 9 shall in no way diminish the rights of such party hereunder.

	SECTION 10.   Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARI PASSU PARTIES, AND THEIR RESPECTIVE SUCCESSORS, DESIGNEES AND ASSIGNS.

	SECTION 11.   Defined Terms.   All terms used herein which are defined
in the Florida Uniform Commercial Code shall have the meanings therein stated, unless the context otherwise requires.

	SECTION 12.   Notices.   All notices or other communications required
or permitted hereunder shall be in writing and shall be given by personal delivery or United States mail, first class, registered or certified, postage prepaid, return receipt requested, addressed to the parties at the address indicated on the signature pages hereof. Each such notice or other communication shall be deemed given on (a) the date of receipt of personal delivery thereof, or (b) if not by mail (as aforesaid), the date which is three (3) business days after such communication is deposited in the mail (postage prepaid as aforesaid). Any party may change its address for notice by notice to the other parties hereto in accordance with the foregoing.

	SECTION 13.   Further Assurances.   Each of the Pari Passu Parties
(including Cozean and Michelson), upon the request of any Pari Passu Party, shall execute and deliver and cause to be recorded where desirable an Intercreditor Agreement substantially in the form of this Agreement, which Intercreditor Agreement shall be effective if and only if all Pari Passu Parties shall have executed and delivered the same or a counterpart thereof. Simultaneously with the repayment or other discharge of Indebtedness secured by any Pari Passu Collateral, the Pari Passu Party whose Indebtedness is so repaid or discharged shall execute and delivery such instruments as may be reasonably required by any of the other Pari Passu Parties to release or extinguish such Pari Passu Party's interest in the Pari Passu Collateral.

	SECTION 14.   Liability.   No Pari Passu Party shall be liable to any
other Pari Passu Party for any action taken by it, including the, payment of any monies hereunder, in connection with this Agreement, provided the same was taken in good faith and did not constitute gross negligence or willful misconduct.

	SECTION 15.   Amendments.   Each Pari Passu Party shall have the right
to alter or amend its respective loan agreements and documents and to release or take additional collateral pursuant thereto. Nothing in this agreement is intended to alter or amend the obligations of any Pari Passu Party with respect to the Company under its respective loan agreements and documents. Nothing herein is intended to confer upon the Company any right or benefit with respect to any Pari Passu Party and the Company hereby acknowledges that it has no right to enforce the terms hereunder against any Pari Passu Party. The Company's signature hereto is merely to acknowledge this agreement, which is for the sole benefit of the Pari Passu Parties.

	SECTION 16.   Counterparts.   This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

	SECTION 17.   Severability.   In the event any provision hereof is
determined to be unenforceable or invalid, such provision or such part thereof which may be unenforceable shall be deemed severed from this Agreement and the remaining provisions carried out with the same force and effect as if the severed provision of part thereof had not been made a part hereof.

[Signature Page Follows]


	IN WITNESS WHEREOF, Cozean, Michelson, the Company, and GEM have caused this Agreement to be duly executed as of the date first above written.

SURGILIGHT, INC.			GEM SURGILIGHT INVESTORS LLC
BY: GEM SURGILIGHT MANAGEMENT LLC,
MANAGING MEMBER

By: /s/ Timothy Shea			By: /s/ Edward Tobin
    ----------------                        ----------------
Name: Timothy Shea				Name: Edward Tobin
Notice Address					Notice Address
2100 ALAFAYA TRAIL, SUITE 600
ORLANDO, FL 32826


COLETTE COZEAN					STUART MICHELSON

By:  /s/ Colette Cozean				By: /s/ Stuart Michelson
     ------------------                             --------------------
Name:	Colette Cozean				Name: Stuart Michelson
Notice Address					Notice Address